DISTRIBUTION AGREEMENT

      THIS AGREEMENT is made this 28th day of February, 1997, by and between INVESCO ADVISOR FUNDS, INC. (formerly known as The EBI Funds, Inc.), a Maryland corporation (the "Fund"), and INVESCO SERVICES, INC., a Georgia corporation (the "Underwriter.

                              W I T N E S S E T H:

      WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), as a diversified, open-end management investment company whose authorized common shares ("Shares") are divided into series (Equity Portfolio, Income Portfolio, Flex Portfolio, MultiFlex Portfolio, Real Estate Portfolio, International Value Portfolio, and Cash Management Portfolio), each of which series offers two classes of Shares and which may be divided into additional series, each representing an interest in a separate portfolio of investments, and additional classes of such series, and it is in the interest of the Fund to offer the Shares for sale continuously; and

      WHEREAS, the Underwriter is engaged in the business of selling shares of investment companies either directly to investors or through other securities dealers; and

      WHEREAS, the Fund and the Underwriter wish to enter into an agreement with each other with respect to the continuous offering of the Shares in order to promote growth of the Fund and facilitate the distribution of the Shares;

      NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

      1.    The  Fund  hereby   appoints   the   Underwriter   its  agent  for
            the distribution of Shares in jurisdictions wherein such Shares may legally be offered for sale; provided, however, that the Fund in its absolute discretion may
            (a) issue or sell Shares directly to purchasers, or (b) issue or sell Shares to the shareholders of any other investment company, for which the Underwriter or any affiliate thereof shall act as exclusive distributor, who wish to exchange all or a portion of their investment in Shares or in shares of such other investment company for the Shares. Notwithstanding any other provision hereof, the Fund may terminate, suspend or withdraw the offering of Shares or of one or more series or class(es) of Shares whenever, in its sole discretion, it deems such action to be desirable. The Fund reserves the right to reject any subscription in whole or in part for any reason.



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      2.    The   Underwriter   hereby  agrees  to  serve  as  agent  for  the
            distribution   of  the  Shares   and  agrees   that  it  will  use
            its  best  efforts  with   reasonable   promptness  to  sell  such
            part  of  the  authorized   Shares  remaining   unissued  as  from
            time  to  time   shall  be   effectively   registered   under  the
            Securities   Act  of  1933,  as  amended  (the  "1933  Act"),   at
            such  prices  and  on  such  terms  as   hereinafter   set  forth,
            all   subject  to   applicable   federal   and  state   securities
            laws  and   regulations.   Nothing   herein   shall  be  construed
            to   prohibit   the    Underwriter    from   engaging   in   other
            related or unrelated businesses.

      3. In addition to serving as the Fund's agent in the distribution of the Shares, the Underwriter shall also provide to the holders of the Shares certain maintenance, support or similar services ("Shareholder Services"). Such services shall include, without limitation, answering routine shareholder inquiries regarding the Fund, assisting shareholders in considering whether to
            change   dividend   options   and  helping  to   effectuate   such
            changes, arranging for bank wires, and providing such other services as the Fund may reasonably request from time to time. It is expressly understood that the Underwriter or the Fund may enter into one or more agreements with third parties pursuant to which such third parties may provide the Shareholder Services provided for in this paragraph. Nothing herein shall be construed to impose upon the Underwriter any duty or expense in connection with the services of any registrar, transfer agent or custodian appointed by the Fund, the computation of the net asset value or offering price of Shares, the preparation and distribution of notices of meetings, proxy soliciting material, annual and periodic reports, dividends and dividend notices, or any other responsibility of the Fund.

      4. Except as otherwise specifically provided for in this Agreement, the Underwriter shall sell the Shares directly to purchasers, or through qualified broker-dealers or others, in such manner, not inconsistent with the provisions hereof and the then-effective Registration Statement of the Fund under the 1933 Act (the
            "Registration Statement") and related Prospectus (the "Prospectus") and Statement of Additional Information ("SAI") of the Fund as the Underwriter may determine from time to time; provided that no broker-dealer or other
            person  shall  be  appointed  or   authorized   to  act  as  agent
            of the Fund without the prior consent of the directors (the "Directors") of the Fund. The Underwriter will require each broker-dealer to conform to the provisions hereof and of the Registration Statement (and related




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            Prospectus  and SAI) at the time in  effect  under the 1933 Act with respect to the public offering price of the Shares. The Fund will have no obligation to pay any commissions or other remuneration to such broker-dealers.

      5. The Shares offered for sale or sold by the Underwriter shall be offered or sold at the net asset value per share, with or without a sales charge, determined in
            accordance   with   the   then-current   Prospectus   and/or   SAI
            relating   to  the  sale  of  the  Shares   except  as   departure
            from  such  prices  shall  be   permitted   by  the   then-current
            Prospectus   and/or   SAI  of  the  Fund,   in   accordance   with
            applicable rules and regulations of the Securities and Exchange Commission. The price the Fund shall receive for the Shares purchased from the Fund shall be the net asset value per share of such Shares, determined in accordance with the Prospectus and/or SAI applicable to the sale of the Shares.

      6.    Except  as  may   otherwise   be  agreed  to  by  the  Fund,   the
            Underwriter shall be responsible for issuing and delivering such confirmations of sales made by it pursuant to this Agreement as may be required; provided, however, that the Underwriter or the Fund may utilize the services of other persons or entities believed by it to be competent to perform such functions. Shares shall be registered on the transfer books of the Fund in such names and denominations as the Underwriter may specify.

      7. The Fund will execute any and all documents and furnish any and all information which may be reasonably necessary in connection with the qualification of the Shares for sale (including the qualification of the Fund as a broker-dealer where necessary or advisable) in such states as the Underwriter may reasonably request (it being understood that the Fund shall not be required without its consent to comply with any requirement which in the opinion of the Directors of the Fund is unduly burdensome). The Underwriter, at its own expense, will effect all qualifications of itself as broker or dealer, or otherwise, under all applicable state or Federal laws
            required   in  order   that  the   Shares  may  be  sold  in  such
            states   or    jurisdictions    as   the   Fund   may   reasonably
            request.

      8. The Fund shall prepare and furnish to the Underwriter from time to time the most recent form(s) of the Prospectus(es) and SAI(s) of the Fund. The Fund authorizes the Underwriter to use the Prospectus(es) and SAI(s), in the forms furnished to the Underwriter from time to time, in connection with the sale of the Shares




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            of the Fund. The Fund will furnish to the  Underwriter  from time to time such information with respect to the Fund and the Shares as the Underwriter may reasonably request for use in connection with the sale of the Shares. The Underwriter agrees that it will not use or distribute or authorize the use, distribution or dissemination by broker-dealers or others in connection with the sale of the Shares any statements, other than those contained in a current applicable Prospectus and SAI of the Fund, except such supplemental literature or advertising as shall be lawful under federal and state securities laws and regulations, and that it will promptly furnish the Fund with copies of all such material.

      9. The Underwriter will not make, or authorize any broker-dealers or others to make, any short sales of the Shares of the Fund or otherwise make any sales of the Shares unless such sales are made in accordance with a then-current Prospectus and SAI relating to the sale of the applicable Shares.

      10.   The  Underwriter,   as  agent  of  and  for  the  account  of  the
            Fund,   may   cause   the   redemption   or   repurchase   of  the
            Shares  at  such  prices  and  upon  such  terms  and   conditions
            as shall be specified in a then-current applicable Prospectus and
            SAI. In selling, redeeming or repurchasing   the  Shares  for  the
            account of the Fund, the Underwriter will in all respects conform to the requirements of all state and federal laws and the Rules
            of   Fair    Practice    of   the    National    Association    of
            Securities    Dealers,    Inc.,    relating    to    such    sale,
            redemption   or   repurchase,    as   the   case   may   be.   The
            Underwriter    will    observe   and   be   bound   by   all   the
            provisions  of  the  Articles  of   Incorporation   or  Bylaws  of
            the   Fund   and   of   any   provisions   in   the   Registration
            Statement,   Prospectus(es)   and   SAI(s),   as   such   may   be
            amended   or   supplemented   from   time  to  time,   notice   of
            which  shall  have  been  given  to  the  Underwriter,   which  at
            the  time  in  any  way  require,  limit,  restrict,  prohibit  or
            otherwise    regulate    any   action   on   the   part   of   the
            Underwriter.





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      11.   (a)   The  Fund  shall   indemnify,   defend  and  hold   harmless
                  the   Underwriter,   its  officers  and  directors  and  any
                  person   who   controls   the    Underwriter    within   the
                  meaning  of  the  1933  Act,   from  and   against  any  and
                  all    claims,    demands,    liabilities    and    expenses
                  (including   the   cost  of   investigating   or   defending
                  such    claims,    demands    or    liabilities    and   any
                  attorney   fees    incurred   in    connection    therewith)
                  which  the   Underwriter,   its   officers   and   directors
                  or  any  such  controlling   person,  may  incur  under  the
                  federal    securities    laws,    the    common    law    or
                  otherwise,   arising  out  of  or  based  upon  any  alleged
                  untrue   statement   of  a  material   fact   contained   in
                  the     Registration     Statement     or    any     related
                  Prospectus   and/or   SAI  or   arising   out  of  or  based
                  upon  any  alleged   omission  to  state  a  material   fact
                  required  to  be  stated   therein  or   necessary  to  make
                  the statements therein not misleading.

                  Notwithstanding the foregoing, this indemnity agreement, to the extent that it might require indemnity of the Underwriter or any person who is an officer, director or controlling person of the Underwriter, shall not inure to the benefit of the Underwriter or officer, director or controlling person thereof unless a court of competent jurisdiction shall determine, or it shall have been determined by controlling precedent, that such result would not be against public policy as expressed in the federal securities laws and in no event shall anything contained herein be so construed as to protect the Underwriter against any liability to the Fund, the Directors or the Fund's shareholders to which the Underwriter would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

                  This indemnity agreement is expressly conditioned upon the Fund's being notified of any action brought against the Underwriter, its officers or directors or any such controlling person, which notification shall be given by letter or by telegram addressed to the Fund at its principal address in Atlanta, Georgia and sent to the Fund by the person against whom such action is brought within ten (10) days after the summons or other first legal process shall have been served upon the Underwriter, its officers or directors or any such controlling person. The failure to notify the Fund of any such action shall not relieve the Fund from any liability which it may have to the person against whom such action is brought by reason of any such alleged untrue statement or omission otherwise than on account of the indemnity agreement contained in this paragraph. The Fund shall be entitled to assume the defense of any suit brought to enforce such claim, demand, or liability, but in such case the defense shall be conducted by counsel chosen by the Fund and approved by the Underwriter, which approval shall not be  unreasonably  withheld.  If the Fund elects to assume the defense of any such suit and retain counsel approved by the Underwriter, the defendant or defendants in such suit shall bear the fees and expenses of an additional counsel obtained by any of them. Should the Fund elect not to assume the defense of any such suit, or should the Underwriter not approve of counsel chosen by the Fund, the Fund will reimburse the Underwriter, its officers and directors or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by the Underwriter or them. In addition, the Underwriter shall have the right to employ counsel to represent it, its officers and directors and any such controlling person who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriter against the Fund hereunder if in the reasonable judgment of the Underwriter it is advisable for the Underwriter, its officers and directors or such controlling person to be represented by separate counsel, in which event the fees and expenses of such separate counsel shall be borne by the Fund. This indemnity agreement and the Fund's representations and warranties in this Agreement shall remain operative and in full force and effect and shall survive the delivery of any of the Shares as provided in this Agreement. This indemnity agreement shall inure exclusively to the benefit of the Underwriter and its successors, the Underwriter's officers and directors and their respective estates and any such controlling person and their successors and estates. The Fund shall promptly notify the Underwriter of the commencement of any litigation or proceeding against it in connection with the issue and sale of the Shares.

            (b)   The   Underwriter   agrees   to   indemnify,    defend   and
                  hold harmless the Fund, its Officers and Directors and any person who controls the Fund within the meaning of the 1933 Act, from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any attorney fees incurred in connection therewith) which the Fund, its Officers and Directors or any such controlling person may incur under the federal securities laws, the common law or otherwise, but only to the extent that such liability or expense incurred by the Fund, its Officers and Directors or such controlling person resulting from such claims or demands shall arise out of or be based upon (a) any alleged untrue statement of a material fact contained in information furnished in writing by the Underwriter to the Fund specifically for use in the Registration Statement or any related Prospectus and/or SAI or shall arise out of or be based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement or the related Prospectus and/or SAI or necessary to make such information not misleading and (b) any alleged act or omission on the Underwriter's part as the Fund's agent that has not been expressly authorized by the Fund in writing.

                  Notwithstanding the foregoing, this indemnity agreement, to the extent that it might require indemnity of the Fund or any Officer, Director or controlling person of the Fund, shall not inure to the benefit of the Fund or any Officer or Director or controlling person thereof unless a court of competent jurisdiction shall determine, or it shall have been determined by controlling precedent, that such result would not be against public policy as expressed in the federal securities laws and in no event shall anything contained herein be so construed as to protect any Director of the Fund against any liability to the Fund or the Fund's shareholders to which the Director would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence or reckless disregard of the duties involved in the conduct of his office.

                  This indemnity agreement is expressly conditioned upon the Underwriter's being notified of any action brought against the Fund, its Officers or Directors or any such controlling person, which notification shall be given by letter or telegram addressed to the Underwriter at its principal office in Atlanta, Georgia, and sent to the Underwriter by the person against whom such action is brought, within ten (10) days after the summons or other first legal process shall have been served upon the Fund, its Officers, Directors or any such controlling person. The failure to notify the Underwriter of any such action shall not relieve the Underwriter from any liability which it may have to the person against whom such action is brought by reason of any such alleged untrue statement or omission otherwise than on account of the indemnity agreement contained in this paragraph. The Underwriter shall be entitled to assume the defense of any suit brought to enforce such claim, demand, or liability, but in such case the defense shall be conducted by counsel chosen by the Underwriter and approved by the Fund, which approval shall not be unreasonably withheld. If the Underwriter elects to assume the defense of any such suit and retain counsel approved by the Fund, the defendant or defendants in such suit shall bear the fees and expenses of an additional counsel obtained by any of them. Should the Underwriter elect not to assume the defense of any such suit, or should the Fund not approve of counsel chosen by the Underwriter, the Underwriter will reimburse the Fund, its
                  Directors  or the  controlling  person  or  persons  named  as defendant  or  defendants  in  such  suit,  for the  fees  and expenses of any counsel retained by the Fund or them. In addition, the Fund shall have the right to employ counsel to represent it, its Directors and any such controlling person who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Fund against the Underwriter hereunder if in the reasonable judgment of the Fund it is advisable for the Fund, its Officers, Directors or such controlling person to be represented by separate counsel, in which event the fees and expenses of such separate counsel shall be borne by the Underwriter. This indemnity agreement and the Underwriter's representations and warranties in this Agreement shall remain operative and in full force and effect and shall survive the delivery of any of the Shares as provided in this Agreement. This indemnity agreement shall inure exclusively to the benefit of the Fund and its successors, the Fund's Officers and Directors and their respective estates and any such controlling person and their successors and estates. The Underwriter shall promptly notify the Fund of the
                  commencement     of    any    litigation    or    proceeding
                  against it in connection with the issue and sale of the Shares.

      12. Except as may be provided in one or more other agreements between the Fund and the Underwriter or third parties, the Fund will pay or cause to be paid (a) expenses
            (including the fees and disbursements of its own counsel) of any registration of the Shares under the 1933 Act, (b)
            expenses  incident  to  the  issuance  of  the  Shares,   and  (c)
            expenses   (including  the  fees  and  disbursements  of  its  own
            counsel) incurred in connection with the preparation, printing and distribution of the Fund's Prospectuses, SAIs, and periodic and other reports sent to holders of the Shares in their capacity as such. The Underwriter shall prepare and provide necessary copies of all sales literature subject to the Fund's approval thereof.

      13. This Agreement having been approved by a majority vote of the Directors of the Fund, as well as a majority vote of the Directors who, except for their positions as Directors of the Fund, are not "interested persons" (as defined in the Investment Company Act) of the Fund and who have no direct or indirect financial interest in the operation of this Agreement ("Disinterested Directors"), shall become effective as of February 28, 1997, and shall continue in effect for an initial term expiring February 28, 1998, and from year to year thereafter, but only so
            long   as   such   continuance   is   specifically   approved   at
            least annually (a)(i) by a vote of the Directors of the Fund or (ii) by a vote of a majority of the outstanding voting securities of the Fund or, where required by applicable law, regulation or regulatory policy, of each applicable series and/or class with respect to that series or class, and (b) by a vote of a majority of the
            Disinterested Directors, cast in person at a meeting called for the purpose of voting on this Agreement.

            Either party hereto may terminate this Agreement on any date, without the payment of a penalty, by giving the other party at least 60 days' prior written notice of such termination specifying the date fixed therefor. In particular, this Agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the Disinterested Directors, or by vote of a majority of the outstanding voting securities of the Fund or, where required by applicable law, regulation or regulatory policy, of each applicable series and/or class with respect to that series or class, on not more than 60 days' written notice to the Underwriter.

            Without prejudice to any other remedies of the Fund provided for in this Agreement or otherwise, the Fund may terminate this Agreement at any time immediately upon the Underwriter's failure to fulfill any of the obligations of the Underwriter hereunder.

      14. This Agreement shall automatically terminate in the event of its assignment. In interpreting the provisions of this Section 14, the definition of "assignment" contained in the Investment Company Act shall be applied.

      15. This Agreement may not be amended to increase the amount to be spent by the Fund or a series or class hereunder without approval of shareholders of the Fund or of each applicable series or class. All material amendments to the Agreement must be approved by the vote of the Board of Directors of the Fund, including a majority of the Disinterested Directors, cast in person at a meeting called for the purpose of voting on such amendment.

      16. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

      17. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Fund and the Underwriter and, if applicable, approved in the manner required by the Investment Company Act.

      18. Each provision of this Agreement is intended to be severable. If any provision of this Agreement shall be held illegal or made invalid by a court decision, statute, rule or otherwise, such illegality or invalidity shall not affect the validity or enforceability of the remainder of this Agreement.

      19.   This   Agreement   and   the   application   and    interpretation
            hereof  shall  be  governed   exclusively   by  the  laws  of  the
            State of Georgia.


      IN WITNESS WHEREOF, the Fund and the Underwriter have each caused this Agreement to be executed on its behalf by an officer thereunto duly authorized and the Underwriter has caused its corporate seal to be affixed as of the day and year first above written.


                                    INVESCO ADVISOR FUNDS,  INC.


ATTEST:                             By:  /s/ Hubert L. Harris
                                         --------------------------------------
/s/ Tony D. Green                        Hubert L. Harris, Jr.
---------------------------              President
Secretary

 [CORPORATE SEAL]                   INVESCO SERVICES, INC.

ATTEST:
                                     By:  /s/ Michael J. Hanley
/s/ Tony D. Green                         -------------------------------------
---------------------------               Michael J. Hanley
Secretary                                 President